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                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is made and entered into as of January 19, 1999, by and between INCOMNET, INC., a California corporation (the "Company"), and GEORGE BLANCO, an individual (the "Executive").

      WHEREAS, the Company desires to employ the Executive as its Executive Vice- President and Chief Financial Officer and the Executive is willing to serve in each capacity; and

      WHEREAS, the Company and the Executive wish to set forth the terms and conditions of such employment.

      NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 1 and as provided elsewhere herein. For the purposes of this Agreement, the following definitions apply:

      "Beneficially Owns" or "Beneficial Ownership" has the meaning specified under Rule 13d-3 promulgated under the Exchange Act.

      "Change in Control" means (a) a sale of all or substantially all the assets of the Company; (b) any merger or consolidation of the Company pursuant to which the holders of all of the shares of the Company's outstanding capital stock immediately prior to such transaction beneficially own, as a group, less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the surviving entity immediately following such transaction;
(c) the issuance of securities by the Company for cash, securities or other property in a transaction immediately after which the party or parties acquiring such securities beneficially own fifty percent (50%) or more of the outstanding shares of capital stock of the Company; (d) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act (collectively, a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns fifty percent (50%) or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (d) only, any acquisition of Outstanding Company Voting Securities by John P. Casey, who is a current shareholder of the Company, or his spouse or issue or trusts for the benefit of John P. Casey or his spouse or issue or other entities formed primarily for the benefit of


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John P. Casey or his spouse or issue or such trusts shall not constitute a change in control; or (e) a change in the members of the Company's Board of Directors such that the Continuing Directors do not constitute a majority of the Company's Board of Directors (or, if applicable, the Board of Directors of a successor corporation to the Company).

      "Competition" means: (a) participating, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever within the United States of America, in a business in competition with any business conducted by the Company or its affiliates, provided, however, that such participation shall not include (i) ownership of mutual fund shares or the mere ownership of not more than four percent (4%) of the total outstanding stock of a publicly held company; (ii) the performance of services for any enterprise to the extent no portion of such services are performed, directly or indirectly, for the portion of the enterprise in the aforesaid competition; or (iii) any activity engaged in with the prior written approval of the Company's Board.

      "Confidential Information" means any and all information of the Company and its affiliates that is not generally known by others with whom it competes or does business, or with whom it plans to compete or do business. Confidential Information includes without limitation such information relating to: (i) the development, financial, manufacturing, marketing, research, and testing activities of the Company and its affiliates, (ii) the products and services of the Company and its affiliates, (iii) the costs, financial performance, revenues, sources of supply and strategic plans of the Company and its affiliates, (iv) the identity and special needs of clients and customers of the Company and its affiliates, (v) the individuals and organizations with whom the Company and its affiliates have business relationships and the nature of such relationships. Confidential Information also includes and all information that the Company and its affiliates have received from customers or others with any agreement or understanding, express or implied, that it would not be disclosed. Notwithstanding the foregoing, the term "Confidential Information" shall not for the purposes of this Agreement include information that at the time of disclosure is generally available to and known by the public.

      "Continuing Director" means at any date a member of the Company's Board of Directors (i) who was a member of the Board on the date of this Agreement, or
(ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from clause (ii) above any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation or


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proxies or consents, by or on behalf of a person other than the then current members of the Company's Board of Directors.

      "Disabled" or "Disability" means unable because of a physical or mental impairment(s) (as defined in 29 C.F.R. ss. 1630.2(h)) to perform the essential functions of the job with or without reasonable accommodation.

      "Employment Term" means the period commencing on January 19, 1999 (the "Commencement Date") and terminating on December 31, 2001.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Solicitation" means recruiting, soliciting or inducing, of any non-clerical employee or employees of the Company or its subsidiaries to terminate their employment with, or otherwise cease their relationship with, the Company or its subsidiaries who within six (6) months before had been a non-clerical employee of the Company or its subsidiaries, provided, however, that solicitation shall not include any of the foregoing activities engaged in with the prior written approval of the Company's Board.

      "Subsidiary" means any corporation, general partnership, limited partnership, limited liability company, trust or other entity in which the Company beneficially owns fifty percent (50%) or more of the outstanding securities, economic interests or combined voting power in the election of directors, general partners, trustees or members of the governing body of such entity, as applicable.

      "Termination for Cause" means the termination of the Executive's employment by reason of (i) willful misconduct by Executive with regard to the Company, its affiliates, their businesses or employees, provided that the Company gives written notice to Executive at least thirty (30) days prior to such termination with reasonable details of the facts and circumstances claimed as the basis of termination; (ii) the knowing refusal of Executive to follow the lawful direction of the Chief Executive Officer of the Company, provided that the foregoing refusal shall not be "Cause" if Executive in good faith believes that such direction is illegal, unethical or immoral and promptly so notifies the Chief Executive Officer or Chairman of the Board, (iii) continuing willful refusal by Executive to perform the duties required of him hereunder (other than any such failure resulting from Disability) after a written demand for performance is delivered to Executive by the Chief Executive Officer of the Company which specifically identifies the manner in which it is believed that Executive has continually refused to attempt to perform his duties hereunder;
(iv) Executive being convicted of a felony (other than a felony involving a traffic violation); (v) the breach by Executive of any fiduciary duty owed by Executive to the Company or its affiliates; or (vi) Executive's act of embezzlement, defalcation or fraud with regard the Company or its affiliates (other than


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

good faith expense account disputes); or (vii) the Executive's failure to perform his lawful material duties as required by this Agreement; provided, however, that as to subclause (vii) above, the Company shall have given Executive written notice of such failure to perform, with reasonable detail of the facts and circumstances claimed as a basis of termination (referred to herein as a "material breach"), and Executive shall have failed to (a) correct such material breach within thirty (30) days after receipt of the notice (excluding any period Executive is on vacation) and (b) Executive shall have diligently performed his lawful material duties thereafter.

      "Termination for Good Reason" means a termination by the Executive by written notice given within ninety (90) days after the occurrence of the Good Reason event. For purposes of this Agreement, "Good Reason" shall mean the occurrence or failure to cause the occurrence, as the case may be, without Executive's express written consent, of any of the following circumstances, unless such circumstances are fully corrected prior to the date of termination specified in the Notice of Termination for Good Reason: (i) any material diminution of Executive's responsibilities hereunder as Executive Vice-President and Chief Financial Officer of the Company (except in each case in connection with the termination of Executive's employment for Cause or Disability or as a result of Executive's death; (ii) the assignment to Executive of duties inconsistent with duties of a chief financial officer of comparable companies; or (iii) at the election of Executive, upon a "Change in Control" of Company provided that notice of such termination is given after such Change in Control; provided, however, that if Denis Richard shall be the President and Chief Executive Officer of the Company upon the occurrence of such Change in Control, then Executive may elect to terminate his employment because of such Change in Control only if the employment of Denis Richard with the Company shall be terminated after such Change in Control, it being understood that even if Mr. Richard shall be employed by the Company nothing herein shall prevent Executive from electing to terminate his employment for Good Reason due to any reason other than a Change in Control.

      2. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers to employ the Executive for the Employment Term and the Executive hereby accepts such employment.

            2.1. Position. During the Employment Term, the Executive shall serve as Executive Vice-President and Chief Financial Officer of the Company.

            2.2. Duties. The Executive shall report directly to the President and Chief Executive Officer of the Company and shall perform such duties as are intrinsic to his position and such other duties and responsibilities on behalf of the Company as may reasonably be assigned to him from time to time.


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            2.3. Full Time Employment. During the Employment Term, Executive
shall devote substantially all of his business time and efforts to the performance of his duties hereunder and use his best efforts in such endeavors; provided, however that Executive shall be allowed, to the extent that such activities do not materially interfere with the performance of his duties and responsibilities hereunder, to manage his passive personal investments and to serve on corporate, civic, or charitable boards or committees. Notwithstanding the foregoing, Executive shall not serve on any corporate board of directors if such service would be inconsistent with his fiduciary responsibilities to the Company and in no event shall Executive serve on any such board unless previously approved by the Chief Executive Officer of the Company.

            2.4. Affiliates. Upon request of the Company's Board, the Executive shall also serve as an officer of affiliates of the Company with no additional compensation. Any compensation paid to Executive by any such affiliate shall reduce the Company's compensation obligations hereunder.

      3. Compensation and other Benefits. As compensation for all services performed by the Executive under and during the Employment Term and subject to performance of the Executive's duties and obligations to the Company, the following remuneration shall be provided to the Executive by the Company.

            3.1. Signing Bonus. The Company shall pay the Executive a signing bonus equal to one hundred thousand dollars ($100,000) (the "Signing Bonus") within thirty (30) days after the Commencement Date. Notwithstanding anything else herein, if Executive voluntarily terminates his employment with the Company without Good Reason within one (1) year following the date of payment of the Signing Bonus, the Executive shall repay to the Company a percentage of the Signing Bonus equal to the percentage of the year remaining after the date of termination, calculated on the basis of actual days. The repayment shall occur within sixty (60) days of the date of such termination.

            3.2. Base Salary. During the Employment Term, Executive shall be paid a base salary at the annual rate of not less than two hundred and fifty thousand dollars ($250,000). Base salary shall be payable by the Company in accordance with its usual payroll practices but not less frequently than once every two weeks. The Executive's Base Salary shall be subject to annual review by the Company's Board, and may be increased, but not decreased, from time to time. The base salary as determined as aforesaid from time to time shall constitute "Base Salary" for purposes of this Agreement.

            3.3. Annual Bonus. For each fiscal year or portion thereof during the Employment Term, the Executive shall be eligible to participate in an annual bonus plan of the Company in accordance with, and subject to the terms of, such plan as determined by the Company's Board and the President and Chief Executive Officer; provided,


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

however, that Executive shall be entitled to minimum annual bonus for fiscal year 1999 of at least thirty percent (30%) of Base Salary (the "Guaranteed Bonus") and thereafter Executive's bonus will be determined at the discretion of the Board and the President and Chief Executive Officer of the Company and in accordance with the annual bonus plan available to senior executives of the Company.

            3.4. Long Term Incentive Plan. For each fiscal year or portion thereof during the Employment Term, the Executive shall be eligible to participate in any stock option plan made available to executives of the Company in accordance with, and subject to the terms of, such plan. The Company hereby acknowledges that it intends to adopt a stock option plan for use in connection with the recruitment of other senior executives.

            3.5. Other Compensation. The Company may, upon recommendation of the Compensation Committee of the Company's Board, award to the Executive such other bonuses and compensation as, in its absolute discretion, it deems appropriate and reasonable.

            3.6. Employee Benefit Plans. During the Employment Term, the Executive shall be entitled to participate in all pension, retirement, savings, and welfare benefit plans and arrangements and shall be eligible to receive all fringe benefits and perquisites generally maintained or provided by the Company from time to time for the benefit of senior executives of the Company, in accordance with their respective terms as in effect from time to time (other than any special arrangement entered into by contract with another executive).

            3.7. Automobile. During the Employment Term, the Company will provide a car allowance of one thousand two hundred dollars ($1,200) per month. The Company shall in addition pay for the cost of insurance and fuel for such automobile. The Executive shall be responsible for any income tax consequences arising from the use of the automobile under this arrangement.

            3.8. Vacation and Sick Leave. During the Employment Term, except as otherwise provided in this Agreement, the Executive shall be entitled to paid vacation each year in accordance with the Company's policies in effect from time to time, and will accrue paid vacation time at the rate four weeks per calendar year, up to a maximum of five weeks. Paid vacation time will continue to accrue until the amount accrued reaches the five-week maximum. When Executive has reached the five-week accrual cap, no additional vacation will be accrued until Executive has taken vacation time to reduce the accrued vacation below the cap. After he has taken vacation, Executive will resume accruing vacation until he once again reaches the five-week accrual cap. No retroactive accruals will be made for the period in which vacation accrual stopped. Executive shall also be entitled to such periods of sick leave as is customarily provided by the Company for its senior executive officers.


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

            3.9. Business Expenses. Upon submission of appropriate documentation, the Executive shall be reimbursed for the travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder, in accordance with the applicable policies as in effect from time to time.

            3.10. Liability Insurance. Both during his employment hereunder, and for a three year period commencing after the Executive ceases to be an employee of the Company, the Company shall maintain commercially reasonable directors' and officers' liability insurance policies covering the Executive with respect to his service as an officer and/or director of the Company or any of its affiliates and to the maximum extent permitted by law and the applicable Articles of Incorporation and By-laws, shall indemnify the Executive from liability, loss or expense (including reasonable attorney's fees) arising out of such service.

            3.11. Relocation. The Company agrees to reimburse Executive up to seventy-five thousand dollars ($75,000) for all reasonable expenses (including broker's fees, closing costs, all transaction costs and physical relocation costs incurred by Executive in moving from Los Angeles to Orange County, California). Executive shall be responsible for any income tax consequences arising from the payments made under this Section 5(c).

            3.12. Withholding Taxes. The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

            3.13. Legal Fees. The Company will reimburse the Executive for reasonable legal fees incurred in negotiating this Agreement, up to a maximum of $2,500.00.

      4. Stock Options. The Company hereby grants Executive an option (the "Option") to purchase Five Hundred Thousand (500,000) shares of Company Common Stock (voting) (the "Shares"), with an Option price ("Option Price") equal to the fair market value of the Shares as of the first day of the Employment Term, in accordance with the terms and conditions of the Company's 1996 Stock Option Plan or any successor plan and upon the following terms and conditions:

            4.1. Vesting. The Shares issued pursuant to the Option shall vest as follows: 125,000 Shares on June 30, 1999, and 20,834 at the end of each month thereafter until November 30, 2000, with a final vesting of 20,822 on December 31, 2000. In accordance with this vesting schedule, the Option shall be fully vested at December 31, 2000.

            4.2. Expiration. The Option shall expire on December 31, 2008.


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            4.3. Exercise. The Option shall be exercised in accordance with the terms of the Company's existing stock option plan.

            4.4. Effect on Option.

            (a) Upon the occurrence of a Change in Control, the entire Option shall automatically become vested in full and immediately exercisable in full.

            (b) Without limiting the foregoing, in the event of a Termination for Good Reason or Termination Without Cause, the entire Option shall automatically become vested in full and immediately exercisable in full.

            (c) In the event of termination of employment for any reason other than death, Executive shall have ninety (90) days from the date of termination to exercise his Option to the extent the Option was exercisable by him at the date of such termination.

            (d) In the event of the Executive's death, Executive's estate shall have one hundred eighty (180) days from the date of death to exercise Executive's Option to the extent the Option was exercisable by him on the date of his death.

      5. Termination of Employment. The employment of Executive under this Agreement shall terminate prior to the expiration of the Employment Term upon the occurrence of any of the following events:

            5.1. Death. In the event of the Executive's death during the Employment Term, the Executive's employment shall immediately and automatically terminate without further obligations to Executive's legal representatives under this Agreement (except for its obligations to recognize his rights under Section 4.4(c) of this Agreement) or otherwise except for: (i) any compensation earned but not yet paid, including without limitation, any declared but unpaid bonus for the prior fiscal year, any unpaid Signing Bonus, any amount of Base Salary or deferred compensation, if any, accrued or earned but unpaid, any accrued vacation pay payable pursuant to the Company's policies, any unreimbursed business expenses, which amounts shall be promptly paid in a lump sum to Executive's estate; and (ii) any other amounts or benefits owing to Executive or his designated beneficiaries under the then-applicable employee benefit or equity plans of the Company or its affiliates, which shall be paid in accordance with such plans.

            5.2. Disability. If Executive becomes Disabled for six (6) or more consecutive months, the Company may terminate the Executive's employment for Disability upon thirty (30) days prior written notice. Such termination shall not be effective if Executive ceases to be Disabled and returns to the full-time performance of his material duties within such 30-day notice period. If the Executive is eligible for disability payments prior to said termination under any disability plan sponsored by the


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Company, his Base Salary shall be reduced by the amount of such disability payments. If his employment is terminated by reason of Disability, Executive shall be entitled to receive: (i) any compensation earned but not yet paid, including without limitation, any declared but unpaid bonus for the prior fiscal year, any unpaid Signing Bonus, any amount of Base Salary or deferred compensation, if any, accrued or earned but unpaid, any accrued vacation pay payable pursuant to the Company's policies, any unreimbursed business expenses, which amounts shall be promptly paid to Executive in a lump sum; and (ii) any other amounts or benefits owing to Executive under the then-applicable employee benefit or equity plans of the Company or its affiliates, which shall be paid in accordance with such plans. Notwithstanding anything to the contrary, Company shall pay Executive, an amount, paid monthly, equal to the monthly cost incurred by Executive for continuing group medical and/or dental coverage, if any, under COBRA until the first anniversary of the date of termination for Disability. If at the time of termination for Disability, the Company is providing life insurance coverage for Executive under its group life policy, the Company shall, to the extent permissible, continue to cover Executive under its group life policy at a cost not to exceed the monthly premium cost being paid by Company for Executive's life insurance coverage immediately prior to the time of termination for Disability ("Monthly Life Insurance Premium") until the first anniversary of the date of Executive's employment was terminated, or if Executive shall not be eligible for continued coverage under the Company's group life policy, pay to Executive, on a monthly basis, an amount equal to the Monthly Life Insurance Premium until the first anniversary of the date Executive's employment was terminated.

            5.3. Termination for Cause. The Executive's employment hereunder may be terminated at any time by the Company for Cause (subject to applicable notice and cure periods) by providing the Executive with a written Notice of Termination for Cause, which shall set forth in reasonable detail the facts and circumstances which provide the basis for Termination for Cause and the effective date of such action. The Company's failure to set forth in the Notice of Termination for Cause any facts or circumstances which contribute to the showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing its rights hereunder. Any purported Termination for Cause which is held by a court not to have been based on the grounds set forth in this Agreement or not to have followed the procedures set forth in this Agreement shall be deemed a Termination Without Cause.

            5.4. Termination Without Cause. The Executives' employment hereunder may be terminated by the Company at any time after June 30, 2000 for any or no reason and without advance notice.

            5.5. Termination for Good Reason. The Executive's employment hereunder may be terminated at any time by the Executive for Good Reason (subject to applicable notice and cure periods) by providing the Company with a written Notice of


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Termination for Good Reason, which shall set forth in reasonable detail the facts and circumstances that provide a basis for his Termination for Good Reason and the effective date of such action. The failure by Executive to set forth in the Notice of Termination for Good Reason any facts or circumstances which contribute to the showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder. The Notice of Termination for Good Reason shall provide for a date of termination not less than thirty (30) nor more than sixty
(60) days after the date such Notice of Termination for Good Reason is given.

            5.6. Payments Due. If the Executive's employment hereunder is terminated by the Company for Cause, by the Executive without Good Reason, or due to the completion of the Employment Term, the Executive shall be entitled to receive only his Base Salary through the effective date of termination, any unreimbursed business expenses, and any accrued vacation pay payable pursuant to applicable policies of the Company. The Executive's rights under any benefit plan or any equity plan following such termination of employment shall be determined in accordance with the provisions of the applicable benefit or equity plan.

            5.7. Termination for Good Reason Severance Compensation. If the Executive terminates his employment hereunder for Good Reason during the Employment Term, the Company shall have no further obligations to Executive under this Agreement (except for its obligations to recognize his rights under Section 4.4(b) and (c) of this Agreement) or otherwise, except that the Executive shall receive: (i) any compensation earned but not yet paid, including without limitation, any declared but unpaid bonus for the prior fiscal year, any unpaid Signing Bonus, any amount of Base Salary or deferred compensation, if any, accrued or earned but unpaid, any accrued vacation pay payable pursuant to the Company's policies, any unreimbursed business expenses, which amounts shall be promptly paid to Executive in a lump sum; (ii) equal monthly payments, in accordance with the Company's normal payroll practices, of an amount equal to the monthly payments of Executive's then Base Salary for a period of eighteen
(18) months following the date of his termination or until December 31, 2001, whichever is earlier; (iii) reimbursement for the cost of Executive's continued participation in the Company's health insurance plan until the expiration of the maximum period permitted by COBRA or until December 31, 2001, whichever shall occur first; and (iv) any other amounts or benefits owing to Executive under the then-applicable employee benefit or equity plans of the Company or its affiliates, which shall be paid in accordance with such plans.

            5.8. Termination Without Cause Severance Compensation. If the Executive's employment is terminated by the Company Without Cause during the Employment Term in accordance with Section 5.4, the Company shall have no further obligations to Executive under this Agreement (except for its obligations to recognize his


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

rights under Section 4.4(b) and (c) of this Agreement) or otherwise, except that the Executive shall receive: (i) any compensation earned but not yet paid, including without limitation, any declared but unpaid bonus for the prior fiscal year, any unpaid Signing Bonus, any amount of Base Salary or deferred compensation, if any, accrued or earned but unpaid, any accrued vacation pay payable pursuant to the Company's policies, any unreimbursed business expenses, which amounts shall be promptly paid to Executive in a lump sum; (ii) an amount equal to three monthly payments of Executive's then Base Salary paid in a lump sum not later than 30 days from the date of employment termination; (iii) equal monthly payments, in accordance with the Company's normal payroll practices, of an amount equal to the monthly payments of Executive's then Base Salary for a period from the date of employment termination through September 30, 2001; (iv) reimbursement for the cost of Executive's continued participation in the Company's health insurance plan until the expiration of the maximum period permitted by COBRA or until December 31, 2001, whichever shall occur first; and
(v) any other amounts or benefits owing to Executive under the then-applicable employee benefit or equity plans of the Company or its affiliates, which shall be paid in accordance with such plans.

            5.9. No Mitigation: Set-Off. In the event of any termination of employment, the Executive shall be under no obligation to seek other employment and, subject to Section 5 below, there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain. Any amounts due under
Section 5.7 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty. Such amounts are inclusive, and in lieu of any amounts payable under any other salary continuation or cash severance arrangement of the Company and to the extent paid or provided under any other such arrangement shall be offset from the amount due hereunder. The Company shall have no obligations to Executive upon a termination of employment except as specified in this Agreement. If Executive dies while receiving payments under Section 5.7, any remaining payments shall be paid to Executive's estate.

      6. Confidentiality, Non-Competition, and No Solicitation. As a condition of his employment or continued employment by the Company, Executive will sign the Company's standard form Confidentiality Agreement.

      7. Executive's Representations. The Executive represents and warrants to the Company that, as of the date hereof, there is no legal impediment to his performing his obligations under this Agreement and neither entering into this Agreement nor performing his contemplated service hereunder will violate any agreement to which he is a party on the date hereof any other legal restriction.

      8. Company's Representations. The Company represents and warrants to the Executive that, as of the date hereof, there are no legal impediments on its performance of


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

its obligations under the Agreement and that neither the entering into of this Agreement nor the performing of its obligations hereunder will violate any agreement in which it is a party as the date hereof or any other legal restriction.

      9. Entire Agreement/Amendments. This Agreement and the instruments contemplated herein, contain the entire understanding of the parties with respect to the employment of Executive by the Company and supersede any policy of the Company with regard to severance payments and any prior agreements between the Company and the Executive with regard to employment or severance. There are no restrictions, agreements, promises, warranties, covenants, representations or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

      10. Non-Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any such waiver must be in writing and signed by Executive or an authorized officer of the Company.

      11. Interpretation and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees legatees and permitted assignees of the parties hereto.

            11.1. Non-Assignment. This Agreement shall not be assignable by any of the parties hereto except by operation of law.

            11.2. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of Executive's employment to the extent necessary to the agreed preservation of such rights and obligations.

            11.3. Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when faxed or delivered, or (ii) five (5) business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the appropriate address set forth on Schedule A to this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as any party may have furnished to the other in writing in accordance herewith. Notice of change of address shall be effective only upon receipt.


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

            11.4. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            11.5. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

            11.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to principles of conflict of laws.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    INCOMNET, INC.

                                    By:   /s/ Denis Richard
                                          --------------------------------
                                          Denis Richard
                                          President and Chief Executive Officer

                                          /s/ George Blanco
                                          --------------------------------
                                          George Blanco


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